Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Vertical Health Solutions, Inc., a Florida corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Form 10-Q for the quarter ended June 30, 2011 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2011	/s/ William T. Cavanaugh
William T. Cavanaugh
President and Chief Executive Officer
(principal executive officer)

Dated: August 15, 2011	/s/ Mark Steege
Mark Steege
Chief Financial Officer
(principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.